Exhibit 99.1

IN8bio Reports Second Quarter 2026 Financial Results and Recent Business Highlights

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Advanced next-generation gamma delta (γδ) T cell engager (TCE) platform demonstrating a novel mechanism for γδ T cell expansion, deep target cell depletion, and favorable cytokine profile; Initial in vivo data expected in the second half of 2026
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Presented updated data at ASCO 2026 demonstrating median overall survival (mOS) exceeding 19.5 months and still climbing, across all patients with newly diagnosed glioblastoma (GBM) treated with repeat-dosing of DeltEx™ Drug Resistant Immunotherapy (DRI)
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Published peer-reviewed clinical data from Phase 1 INB-200 trial in The Journal of Clinical Oncology (JCO) demonstrating DeltEx™ DRI more than doubled expected median progression-free survival (mPFS) in newly diagnosed GBM
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Reported new translational AI proteomic and immunogenomic analyses demonstrating DeltEx DRI preserves immune function and positively remodels the GBM tumor microenvironment, providing additional evidence supporting its therapeutic efficacy potential

NEW YORK, August 6, 2026 - IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (γδ) T cell therapies and γδ T cell engagers (TCEs) for cancer and autoimmune diseases, today reported financial results and business highlights for the second quarter ended June 30, 2026.

“The second quarter marked an important period of scientific and clinical validation for γδ T cell therapeutics and IN8bio. Our γδ TCE platform is progressing, with INB-619 advancing into initial animal models. We are pleased to remain on track for reporting initial in vivo data this year,” said William Ho, Chief Executive Officer and co-founder of IN8bio. “In addition, peer-reviewed and updated clinical data from our glioblastoma program continue to demonstrate a favorable safety profile and provide strong evidence that γδ T cells are clinically active and can be delivered safely to potentially improve patient outcomes. We remain focused on disciplined execution, as we continue to seek a regulatory pathway for our glioblastoma program, with the ultimate goal of bringing much needed treatment to patients.”

Advancing Next-Generation γδ TCE Platform (INB-619)

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Continued advancement of proprietary INB-600 platform of novel γδ T cell engagers, designed to selectively eliminate targets such as CD19, potentially reducing toxicities including cytokine release syndrome (CRS) and infections, while expanding the therapeutic window compared with conventional CD3-targeting T cell engagers.

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Advancing INB-619, a CD19-targeting γδ T cell engager for oncology and autoimmune diseases, into IND-enabling studies following encouraging early preclinical data demonstrating complete B cell depletion, robust γδ T cell expansion, and minimal CRS-associated cytokine release, including IL-6 and TNF-α.
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Remain on track to report initial in vivo preclinical data in the second half of 2026.

Reported Clinical and Translational Advances for DeltEx™ DRI in Newly Diagnosed Glioblastoma

During the second quarter, IN8bio reported multiple clinical and scientific milestones supporting the clinical activity of γδ T cells and IN8bio’s DeltEx™ DRI platform:

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Published the first peer-reviewed clinical results of DeltEx DRI in newly diagnosed GBM in The Journal of Clinical Oncology. Among all patients treated, no dose-limiting toxicities (DLTs), CRS or immune effector cell-associated neurotoxicity syndrome (ICANS) were observed.
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Presented updated clinical data at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting demonstrating encouraging survival benefit in repeat-dose treated patients, with mPFS of 13.0 months versus 6.6 months for contemporaneously enrolled patients receiving only standard-of-care (SOC) and mOS exceeding 19.5+ months versus 13.2 months for SOC.
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Approximately 43% of repeat-dose patients remained alive at 24 months compared with 20% of SOC patients.
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Presented new translational data at the International Society for Cell & Gene Therapy (ISCT) and International Society for Cell & Gene Therapy (ISCT) and American Society of Gene & Cell Therapy (ASGCT) Annual Meetings integrating artificial intelligence (AI), immunogenomics, histopathology, transcriptomics and spatial proteomics. Repeated DeltEx™ DRI dosing demonstrated preserved immune function during chemotherapy and positively remodeled the glioblastoma tumor microenvironment.
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Spatial proteomics analyses demonstrated an 18-fold increase in intratumoral CD8+ T cell density and a 90% reduction in immunosuppressive granulocytes, providing mechanistic support for the clinical activity observed with DeltEx™ DRI.

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IN8bio Chief Scientific Officer Lawrence Lamb co-authored a review in Nature Communications highlighting advances in γδ T cell engineering, γδ T cell engagers, CAR γδ T cells and combination immunotherapy strategies, reinforcing IN8bio's scientific leadership in the rapidly expanding γδ T cell field.
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The publication highlights the potential of “off-the-shelf” γδ T cell therapies, driven by the cells’ lack of graft-versus-host disease (GvHD), and the growing clinical evidence supporting their application across hematologic malignancies and solid tumors, including GBM.

Upcoming Anticipated Milestones

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Report initial preclinical animal data for INB-619 in the second half of 2026.
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Report on FDA discussions regarding the potential regulatory pathways for the DeltEx™ DRI GBM program.
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INB-100 program clinical update at a scientific meeting in late 2026.
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Provide additional clinical and translational updates from the DeltEx™ DRI GBM program.

Second Quarter 2026 Financial Highlights

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Cash position: As of June 30, 2026, the Company had cash of $18.0 million, compared with $13.2 million, for the comparable prior year period.
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Research and Development (R&D) expenses: R&D expenses were $2.5 million for the three months ended June 30, 2026, compared with $2.5 million for the comparable prior year period. These amounts include non-cash items such as stock-based compensation (SBC) and depreciation.
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General and administrative (G&A) expenses: G&A expenses were $2.4 million for the three months ended June 30, 2026, compared with $2.7 million for the comparable prior year period. These amounts include non-cash items such as SBC and depreciation.
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Net loss: The Company reported a net loss of $4.8 million, or $0.25 per basic and diluted common share, for the three months ended June 30, 2026, compared with a net loss of $5.1 million, or $1.24 per basic and diluted common share, for the comparable prior year period.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell and γδ T cell engager (TCE) product candidates to address unmet medical needs. γδ T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company’s pipeline is anchored by INB-600, a novel γδ T cell engager platform with potential applications across oncology and autoimmune indications. IN8bio is also advancing INB-100, an allogeneic γδ T cell candidate for adult patients with high-risk leukemias undergoing haploidentical stem cell transplantation, and INB-200/400, an autologous genetically modified γδ T cell candidate for newly diagnosed glioblastoma (GBM). For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the therapeutic potential of IN8bio’s product candidates; the potential of IN8bio’s INB-600 platform to improve durability and safety compared with traditional CD3-targeting engagers; IN8bio’s ability to achieve anticipated milestones, including receipt of guidance from the FDA on regulatory pathways for the DeltEx™ DRI GBM program, expected presentations and data readouts from its preclinical studies and clinical trials including preclinical in vivo data for INB-619, patient dosing timelines and advancement of clinical development plans; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform and TCE program; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause IN8bio’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in IN8bio’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2026, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors and Corporate Contact:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com

IN8BIO, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,
	2026	December 31,
	(unaudited)	2025
Assets		(Note 2)
Current assets
Cash	$17,956	$27,092
Prepaid expenses and other current assets	540	788
Total Current Assets	18,496	27,880
Non-current assets
Property and equipment, net	1,600	1,858
Restricted cash	176	220
Right-of-use assets - finance leases	125	296
Right-of-use assets - operating leases	1,246	1,882
Other non-current assets	102	146
Total Non-Current Assets	3,249	4,402
Total Assets	$21,745	$32,282
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$444	$309
Accrued expenses and other current liabilities	761	1,633
Short-term finance lease liability	126	295
Short-term operating lease liability	923	924
Total Current Liabilities	2,254	3,161
Long-term operating lease liability	1,128	1,563
Total Non-Current Liabilities	1,128	1,563
Total Liabilities	3,382	4,724
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at June 30, 2026 and December 31, 2025, respectively; no shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at June 30, 2026 and December 31, 2025; 9,853,121 and 9,766,132 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	169,320	168,644
Accumulated deficit	(150,967)	(141,096)
Total Stockholders' Equity	18,363	27,558
Total Liabilities and Stockholders' Equity	$21,745	$32,282

IN8BIO, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$2,493	$2,487	$5,106	$5,459
General and administrative	2,442	2,714	5,095	5,402
Total operating expenses	4,935	5,201	10,201	10,861
Interest income	154	107	330	217
Loss from operations	(4,781)	(5,094)	(9,871)	(10,644)
Net loss	$(4,781)	$(5,094)	$(9,871)	$(10,644)
Net loss per share – basic and diluted	$(0.25)	$(1.24)	$(0.51)	$(3.65)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	19,467,091	4,119,153	19,468,087	2,920,157

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